UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2013

Morgans Hotel Group Co.

(Exact name of registrant as specified in its charter)

Delaware	001-33738	16-1736884
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

475 Tenth Avenue New York, NY		10018
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 277-4100

Not applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Morgans Hotel Group Co. (the “Company”) today announced that pursuant to Orders entered by the Delaware Court of Chancery on December 3 and December 6, 2013 in the litigation captioned OTK Associates, LLC v. Friedman, et al., Civil Action No. 8447-VCL, the Company has issued a Notice of Hearing on Unopposed Motion to Dismiss Claims Against Michael J. Gross (the “Motion”).

The hearing will be held in the New Castle County Courthouse, Court of Chancery, 500 North King Street, Wilmington, Delaware 19801, on January 27, 2014, at 10:00 a.m. to (a) consider the Motion, (b) consider any objections thereto, and (c) rule on other such matters as the Court may deem appropriate.

A copy of the press release, which attaches in full the Notice of Motion, is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. The Notice contains a description of the action and instructions on how interested stockholders can object to the Motion or get further information.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press Release dated December 6, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORGANS HOTEL GROUP CO.

Date: December 6, 2013	By:	/s/ Richard Szymanski
Richard Szymanski
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated December 6, 2013